EXHIBIT 99

Wireless Ronin Promotes Scott Koller to President and Chief Executive Officer upon Jim Granger’s Retirement, Elevates Steve Birke to Chairman of the Board and
Engages Michael Howe for Consulting Project

MINNEAPOLIS – December 29, 2010 – Wireless Ronin Technologies, Inc. (NASDAQ: RNIN), a Minneapolis-based digital signage provider, announced today that it has promoted Scott W. Koller, the Company’s current President and Chief Operating Officer, to serve as the Company’s President and Chief Executive Officer, commencing January 1, 2011.  In April 2010, James C. (Jim) Granger advised the Company of his intention to retire as Chief Executive Officer and as a director, effective December 31, 2010.

“Scott has demonstrated his strengths as our President and Chief Operating Officer and we are pleased that he will take the principal executive officer role as our company continues to build its revenue and client base,” said Gregory T. Barnum, Chairman of the Board.

The Company also announced that Stephen F. Birke would take the position of Chairman of the Board, effective January 1, 2011.  Mr. Birke replaces Gregory T. Barnum in that role; however, Mr. Barnum will continue to serve as a director of the Company, as Chairman of the Audit Committee and as a member of the Executive Committee.

The Company also announced its entry into a consulting agreement with Howe Associates Inc.  Michael C. Howe and his associates will perform a business planning and strategy project for the Company.  Mr. Howe formerly served as Chief Executive Officer of MinuteClinic and Chief Executive Officer of Arby’s.

“We are enthusiastic about the work Michael will do over the next four to six months.  With his experience and credentials, we look forward to working with someone of his caliber and leveraging his experience with the sort of multi-site businesses that represent substantial opportunities for RoninCast® digital signage deployments,” said Mr. Koller.

About Wireless Ronin Technologies, Inc.
Wireless Ronin Technologies (www.wirelessronin.com) has developed RoninCast® software as a complete solution designed to address the evolving digital signage marketplace.  RoninCast® software enables clients to manage digital signage networks from a central location and provides turnkey solutions in the digital signage marketplace.  The RoninCast® software suite facilitates customized distribution with network management, playlist creation and scheduling, and database integration.  Wireless Ronin offers an array of services to support RoninCast® software including consulting, creative development, project management, installation, training, and support and hosting through our network operations center (NOC).  The company’s common stock trades on the NASDAQ Capital Market under the symbol “RNIN”.

Forward-Looking Statements
This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's expectations and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: estimates of future expenses, revenue and profitability; the pace at which the company completes installations and recognizes revenue; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; the revenue recognition impact of changing customer requirements; customer cancellations; the availability and terms of additional capital; ability to develop new products; dependence on key suppliers, manufacturers and strategic partners; industry trends and the competitive environment; and the impact of losing one or more senior executives or failing to attract additional key personnel. These and other risk factors are discussed in detail in the risk factors section of the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2010.

Wireless Ronin® and RoninCast® are registered trademarks of Wireless Ronin Technologies, Inc.

Investor Contact

Darin P. McAreavey, vice president, chief financial officer
dmcareavey@wirelessronin.com
952.564.3525

Media Contact

Erin Haugerud, manager of communications and investor relations
ehaugerud@wirelessronin.com
952.564.3535